EXHIBIT 3.45

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 11/02/1993
753306041 – 2357888
CERTIFICATE OF INCORPORATION
of
KAMA OF ILLINOIS CORPORATION
          The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:
     1. Name. The name of the corporation is Kama of Illinois Corporation.
     2. Address; Registered Agent. The address of the Corporation’s registered office is 32 Loockerman Square, Suite L-100, Dover, County of Kent, State of Delaware, 19901; and its registered agent at such address is The Prentice-Hall corporation System, Inc.
     3. Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is; One Thousand (1,000), all of which shall be shares of Common Stock of the par value of one cent ($0.01) each.
     5. Name and Address of Incorporator. The name and mailing address of the incorporator are: G. Douglas

Patterson, 100 Tri-State Drive, Suite 200, Lincolnshire, Illinois 60069.
     6. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote.
     7. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefits.
          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     8. Indemnification.
     8.1 The Corporation shall, to the extent not prohibited by law, indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (hereinafter a “Proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, Joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation to the extent the Board of Directors at any time denominates such persons entitled to the benefits of this Section 8.
     8.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any proceeding, in advance of the final disposition of such Proceeding, provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.
     8.3 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
     8.4 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the heirs, executors and administrators of such person.
     8.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the By-laws of the Corporation or under Section 145 of the Delaware General Corporation Law or any other provision of law.
     8.6 The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer or other person intend to be legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations then existing or thereafter arising with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.
     8.7 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses are not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that such a person is not entitled to such indemnification or reimbursement or advancement of expenses, shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.
     8.8 Any director or officer of the Corporation serving (1) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (2) any employee benefit plan of the Corporation or any corporation referred to in clause (1), in any capacity, shall be deemed to be doing so at the request of the Corporation.
     8.9 Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.
     9. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make, alter or repeal the by-laws of the Corporation; provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.
          IN WITNESS WHEREOF, this Certificate has been signed on this November 2, 1993.

/s/ G. Douglas Patterson
G. Douglas Patterson

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
KAMA OF ILLINOIS CORPORATION
a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.
DOES HEREBY CERTIFY:
FIRST: That at a meeting of the Board of Directors of KAMA OF ILLINOIS CORPORATION resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1” so that, as amended, said Article shall be and read as follows:
1. NAME: The name of the corporation is Alcoa Kama, Inc.
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.
IN WITNESS WHEREOF, said KAMA OF ILLINOIS CORPORATION has caused this certificate to be signed by RONALD D. DICKEL, an Authorized Officer, this 19TH day of NOVEMBER, 2004.

By:	Ronald D. Dickel
Authorized Officer
Title:	VICE PRESIDENT

Name:	RONALD D. DICKEL
Print or Type

State of Delaware
Secretary of state
Division of Corporations
Delivered 03:59 PM 11/23/2004
FILED 03:27 PM 11/23/2004
SRV 040846389 - 2357888 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:17 PM 01/10/2007
FILED 09:05 PM 01/10/2007
SRV 070033096 – 2357888 FILE
CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
*****
     Alcoa Kama, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.
     The Board of Directors of Alcoa Kama Inc. adopted the following resolution on the 20th day of December, 2006.
     Resolved, that the registered office of Alcoa Kama Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.
     IN WITNESS WHEREOF, Alcoa Kama Inc. has caused this statement to be signed by Steven Zimmer, its Secretary, this 5th day of January, 2007.

/s/ Steven Zimmer
Steven Zimmer, Secretary

(DEL. - 264 - 6/15/94)
CT System

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:26 PM 02/29/2008
FILED 12:26 PM 02/29/2008
SRV 080260781 – 2357888 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ALCOA KAMA, INC.
Pursuant to Section 242 of the General
Corporation Law of the State of Delaware
     Alcoa Kama, Inc., (the “Corporation”), a corporation organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”) hereby certifies as follows:
          That in lieu of a meeting and vote of the Board of the Corporation (the “Board”), the Board has, by unanimous written consent dated February 29, 2008, duly adopted a resolution setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable:
     Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation to Reynolds Packaging Kama Inc.
          That in lieu of a meeting and vote of the stockholders of the Corporation, the stockholders have by written consent, dated February 29, 2008, approved the adoption of the foregoing amendment in accordance with the provision of Section 228 of the General Corporation Law, and that such consent has been filed with the minutes of the proceedings of the stockholders of the Corporation. That the foregoing amendment of the Certificate of Incorporation was duly adopted pursuant to the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law.

     IN WITNESS WHEREOF, the undersigned, being a duly authorized Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set her hand, this 29th day of February, 2008.

/s/ Helen D. Golding Secretary

Helen D. Golding

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:45 PM 02/05/2009
FILED 01:14 PM 02/05/2009
SRV 090106585 — 2357888 FILE
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “Corporation”) is Reynolds Packaging Kama Inc.
          2. The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.
          3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on 2/03/09

/s/ Lawrence M. Tuskey
Lawrence M. Tuskey, Secretary